Exhibit 32.1:    Certification of Principal Executive Officer Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

I, Larry T. Nicholson, President and Chief Executive Officer (principal executive officer) of The Ryland Group, Inc. (the “registrant”), certify, to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended March 31, 2011, of the Company (the “Report”), that:

(1)                                  The Report fully complies with the requirements of Section 13(a) of the Exchange Act, as amended; and

(2)                                  The information contained and incorporated by reference in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Larry T. Nicholson
Larry T. Nicholson May 6, 2011